UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2020

Adtalem Global Education Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe
Chicago, Illinois		60661
(Address of principal executive offices)		(Zip Code)

(866) 374-2678
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value	ATGE	NYSE, CSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On February 17, 2020 Adtalem issued a press release announcing that Mehul Patel is resigning from his position as group president, Financial Services effective Feb. 28, to pursue another opportunity outside the education industry. The Financial Services vertical will be led by Chief Operating Officer, Stephen Beard, and Chaka Patterson will be promoted to general counsel and corporate secretary. Both will report directly to Chairman and CEO Lisa Wardell.  The press release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

On February 11, 2020, Adtalem Global Education Inc. (“Adtalem”) appointed Robert Phelan (54) as Vice President, Chief Accounting Officer and principal accounting officer of Adtalem, effective as of February 11, 2020.  Michael Randolfi will continue to serve as the Company’s Chief Financial Officer and principal financial officer.

Prior to joining Adtalem, Mr. Phelan most recently served as the Senior Vice President, Finance-Corporate Controller/Risk Management/Asset Protection at Sears Holdings Corporation (“Sears”), the parent company of Kmart Holdings Corporation and Sears, Roebuck and Co., an integrated retailer with a national network of stores, since June 2018.  Prior to this, Mr. Phelan was the Senior Vice President, Finance- Treasurer & Chief Audit Executive at Sears from July 2016 through May 2018.  Mr. Phelan also served as Senior Vice President and President – Inventory & Space Management at Sears from September 2007 through June 2016.  Mr. Phelan held a number of other roles of increasing responsibility at Sears, which he first joined in August 1996.

There are no arrangements or understandings between Mr. Phelan and any other person pursuant to which he was selected as Chief Accounting Officer.  There are also no family relationships between Mr. Phelan and any director or executive officer of Adtalem and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his employment with Adtalem, Adtalem and Mr. Phelan entered into an Offer Letter (the “Offer Letter”), dated as of January 27, 2020.  Pursuant to the terms of the Offer Letter, Mr. Phelan will be paid (i) an annual base salary of $350,000; (ii) an annual cash bonus target opportunity equal to 50 percent of his base salary, subject to the attainment of certain performance goals established  by the Compensation Committee of the Adtalem Board of Directors (the “Compensation Committee”); and (iii) an annual long-term incentive equity grant, subject to the attainment of certain performance goals established by the Compensation Committee.

In addition, Mr. Phelan received a one-time award of restricted stock units under the Fourth Amended and Restated Incentive Plan of 2013.  Subject to Mr. Phelan’s continued employment with Adtalem, the award will vest one-third per year over three years from the grant date of February 12, 2020.     Mr. Phelan will also receive a special cash payment for the first seven months of his employment.

The description of the terms of Mr. Phelan’s employment is not complete and is qualified in its entirety by the Offer Letter dated as of January 27, 2020, between Adtalem and Mr. Phelan, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01            Financial Statements and Exhibits

10.1              Offer Letter between Adtalem Global Education Inc., and Robert Phelan dated January 27, 2020.

99.1              Press Release dated February 17, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

By:	/s/ Michael O. Randolfi
Michael O. Randolfi
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Date: February 17, 2020